UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

Wyndham Hotels & Resorts,Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38432 (Commission File Number)	82-3356232 (IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ (Address of principal executive offices)	07054 (Zip Code)

Registrant’s telephone number, including area code: (973) 753-6000

None

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Overview

On August 13, 2020, Wyndham Hotels & Resorts, Inc. (the “Company”), the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), entered into the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Indenture, dated April 13, 2018 (the “Base Indenture” and, together with the Fifth Supplemental Indenture, the “Indenture”), in connection with the issuance and sale of $500,000,000 aggregate principal amount of 4.375% senior notes due 2028 (the “Notes”) to Barclays Capital Inc. and certain other initial purchasers (collectively, the “Initial Purchasers”) (the “Offering”). The Offering was completed on August 13, 2020. The Company used the net proceeds from the sale of the Notes, together with cash on hand, to repay $500 million of the borrowings outstanding under its revolving credit facility and to pay related fees and expenses.

Interest; Ranking; Guarantees

The Notes bear interest at a rate of 4.375% per year payable semi-annually in arrears on August 15 and February 15 of each year, commencing February 15, 2021. The Notes and the related guarantees are senior unsecured obligations and are equal in right of payment with the Company’s existing and future senior indebtedness from time to time outstanding, including borrowings under the Company’s credit facilities and the Company’s 5.375% Notes due 2026. The Notes and the related guarantees are effectively senior in right of payment to the Company’s existing and future subordinated indebtedness. The Notes and the related guarantees are effectively subordinated in right of payment to any secured indebtedness, including indebtedness outstanding under the credit facilities, to the extent of the value of the assets securing such indebtedness and structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries.

The Notes are guaranteed fully and unconditionally, and jointly and severally, on a senior unsecured basis by certain of the Company’s domestic wholly owned restricted subsidiaries that guarantee the Company’s obligations under its credit facilities.

Optional Redemption

The Notes are redeemable at any time prior to August 15, 2023, in whole or in part, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) a “make-whole” price specified in the Indenture and the Notes, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the redemption date. In addition, at any time prior to August 15, 2023, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings, at the redemption price specified in the Indenture.

The Notes are redeemable at any time on or after August 15, 2023, in whole or in part, at the Company’s option, at the redemption prices set forth in the Indenture (in each case together with accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the redemption date.): at any time on and after August 15, 2023, 102.188%; at any time on and after August 15, 2024, 101.094%; and at any time on and after August 15, 2025, 100%.

Change of Control

Subject to certain limitations, in the event of a Change of Control Triggering Event (as defined in the Indenture), the Company will be required to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Covenants; Events of Default

The Indenture contains certain covenants, including, among others, covenants that restrict the ability of the Company and certain of its subsidiaries to incur debt secured by liens and to enter into sale and leaseback transactions. The Indenture also contains customary provisions for events of default (subject in certain cases to customary grace and cure periods) including for failure to pay principal or interest when due and payable, failure to comply with covenants or warranties in the Indenture or the Notes and failure to cure or obtain a waiver of such default upon notice, a default under other debt of the Company or certain of its subsidiaries such that at least $75 million aggregate principal amount of indebtedness is accelerated, which acceleration has not been rescinded or annulled within 45 days of notice, and events of bankruptcy, insolvency or reorganization affecting the Company and certain of its subsidiaries. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated.

Certain Relationships

The Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial lending services in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Additionally, certain other Initial Purchasers are lenders and/or agents under the Company’s credit facilities. The Company used the net proceeds from the sale of the Notes, together with cash on hand, to repay $500 million of the borrowings outstanding under its revolving credit facility and to pay related fees and expenses. To the extent the Initial Purchasers or their affiliates are lenders and/or agents under the Company’s credit facilities, they received a portion of the net proceeds from the sale of the Notes.

The description of the Notes and the Indenture in this Current Report on Form 8-K (this “Current Report”) are summaries, and are qualified in their entirety by reference to the complete terms of the Indenture and the form of Note included therein. The Base Indenture, the Fifth Supplemental Indenture and the form of Note are filed hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

d)       Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
4.1	Indenture, dated April 13, 2018, between Wyndham Hotels & Resorts, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on February 13, 2020).
4.2*	Fifth Supplemental Indenture, dated August 13, 2020, by and among Wyndham Hotels & Resorts, Inc., the guarantors party thereto and U.S. Bank National Association, as Trustee.
4.3*	Form of 4.375% Note due 2028 (included in Exhibit 4.2).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed with this report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wyndham Hotels & Resorts, Inc.

Date: August 13, 2020	By:	/s/ Paul F. Cash
Paul F. Cash
General Counsel, Chief Compliance Officer and
Corporate Secretary